Exhibit 99.1

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, IN OR INTO ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OF SUCH JURISDICTION

28 June 2007

EQUINIX UK LIMITED (“EQUINIX UK”)
RECOMMENDED CASH OFFER FOR
IXEUROPE PLC (“IXEUROPE”) TO BE IMPLEMENTED
BY MEANS OF
A SCHEME OF ARRANGEMENT

•

The boards of Equinix UK (a wholly-owned subsidiary of Equinix, Inc (“Equinix”)) and IXEurope announce that they have reached agreement on the terms of a recommended cash offer by Equinix UK for the entire issued and to be issued share capital of IXEurope (the “Acquisition”) to be implemented by means of a scheme of arrangement.

•

Under the terms of the Acquisition, IXEurope Shareholders will receive 125 pence in cash for each IXEurope Share held at the Scheme Record Time, valuing the share capital of IXEurope, on a fully diluted basis, at approximately £240.9 million.

•	The Acquisition represents a premium of approximately:

•

82.1 per cent. to the average Closing Price of approximately 68.7 pence per IXEurope Share over the 6 month period up to and including 17 May 2007, being the last Business Day prior to IXEurope’s announcement confirming preliminary discussions regarding a possible offer for IXEurope;

•

49.2 per cent. to the average Closing Price of approximately 83.8 pence per IXEurope Share over the 3 month period up to and including 17 May 2007, being the last Business Day prior to IXEurope’s announcement confirming preliminary discussions regarding a possible offer for IXEurope;

•

19.0 per cent. to the Closing Price of 105.0 pence per IXEurope Share on 17 May 2007, being the last Business Day prior to IXEurope’s announcement confirming preliminary discussions regarding a possible offer for IXEurope.

•	The proposed price per IXEurope Share represents an appreciation of 468.2 per cent. over the initial public offering price of 22.0 pence per IXEurope Share on its admission to AIM on 7 April 2006.

•

It is intended that the Acquisition will be implemented by means of a scheme of arrangement under section 425 of the Companies Act. The Scheme will be subject, inter alia, to approval by IXEurope Shareholders and to sanction by the Court. It is expected that the Scheme Document will be posted by no later than 26 July 2007 and that the Scheme will be effective by mid-September 2007, subject to the satisfaction of all relevant conditions.

•

The Directors of IXEurope, who have been so advised by Lazard, consider the terms of the Acquisition to be fair and reasonable. In providing advice to the Directors of IXEurope, Lazard has taken into account the commercial assessments of the Directors of IXEurope. Accordingly, the Directors will unanimously recommend that IXEurope Shareholders vote in favour of the resolutions to be proposed at the Court Meeting and the EGM.

•

Equinix has received irrevocable undertakings from those Directors of IXEurope who are IXEurope Shareholders (and from Nightshade Limited and Southshire Limited, who are the trustees of discretionary trusts of which certain of the Directors of IXEurope, or members of their families, are potential beneficiaries), from IX Holdings LLC and from certain funds managed by Milestone Capital in respect of, in aggregate, 120,460,826 issued IXEurope Shares, (which represents approximately 66.5 per cent. of the existing issued ordinary share capital of IXEurope) to vote in favour of the resolutions to be proposed to IXEurope Shareholders at the Court Meeting and the EGM.

Commenting on the Acquisition, Peter Van Camp, Executive Chairman of Equinix, said:

“The strategic acquisition of IXEurope by Equinix will solidify Equinix’s position as the world’s market leading co-location provider with high-quality datacentres across the United States, Asia-Pacific and Europe. Customers are increasingly demanding global solutions as the co-location industry continues to grow at double digit rates, and IXEurope has become one of the top providers of co-location services in Europe, operating high-quality datacentres in key markets. Its integration into Equinix will continue our growth and allow us to meet the increasing expansion requirements of our global content, network and enterprise customers. We look forward to welcoming the customers and employees of IXEurope into Equinix.”

Commenting on the Acquisition, Sir Anthony Cleaver, Chairman of IXEurope, said:

“Since its launch in 1999, IXEurope’s management has successfully established 14 IXDatacentres in four countries (four IXDatacentres since its initial public offering in April 2006), providing co-location services to many blue-chip, international customers. Combining IXEurope’s European operational expertise with Equinix’s American and Asian reach will create a leading global co-location services group. The combined group will be better able to pursue the tremendous growth opportunities that exist in the co-location market worldwide.”

The conditions to the implementation of the Scheme and certain further terms of the Acquisition are set out in Appendix I to this announcement.

This summary should be read in conjunction with the full text of the attached announcement.

Enquiries:

Citi (Financial Adviser to Equinix)	Tel: +44 20 7986 4000
William Barter
Ralf Pilarczyk

K/F Communications, Inc. (PR Adviser to Equinix)	Tel: +1 415 255 6506
David Fonkalsrud

Lazard (Financial Adviser to IXEurope)	Tel: +44 20 7187 2000
Cyrus Kapadia
Vincent Le Stradic

College Hill Associates (PR Adviser to IXEurope)	Tel: +44 20 7457 2020
Adrian Duffield
Corina Dorward

This announcement does not constitute an offer or invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction. The full terms and conditions of the Scheme will be set out in the Scheme Document. IXEurope Shareholders are advised to read carefully the formal documentation in relation to the Acquisition once it has been despatched.

The release, publication or distribution of this announcement in certain jurisdictions may be restricted by law and therefore persons in such jurisdictions into which this announcement is released, published or distributed should inform themselves about and observe such restrictions.

The Directors of Equinix accept responsibility for the information contained in this announcement, other than that relating to the recommendation of the Acquisition by the Directors of IXEurope, their own views and opinions, and the information relating to the IXEurope Group, the Directors of IXEurope and members of their immediate families, related trusts and persons connected with them. To the best of the knowledge and belief of the Directors of Equinix (who have taken all reasonable care to ensure this is the case), the information contained in this announcement for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

The Directors of IXEurope accept responsibility for the information contained in this announcement relating to the recommendation of the Acquisition by the Directors of IXEurope, their own views and opinions, and the information relating to the IXEurope Group, the Directors of IXEurope and members of their immediate families, related trusts and persons connected with them. To the best of the knowledge and belief of the Directors of IXEurope (who have taken all reasonable care to ensure this is the case), the information contained in this announcement for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

Citi, which is authorised and regulated in the UK by the Financial Services Authority, is acting exclusively for Equinix and no one else in connection with the Acquisition and will not be responsible to anyone other than Equinix for providing the protections afforded to clients of Citi or for providing advice in relation to the Acquisition or any offer or arrangement referred to herein.

Lazard, which is authorised and regulated in the UK by the Financial Services Authority, is acting exclusively for IXEurope and for no one else in connection with the Acquisition and will not be responsible to anyone other than IXEurope for providing the protections afforded to clients of Lazard or for providing advice in relation to the Acquisition or any offer or arrangement referred to herein.

This announcement has been prepared for the purposes of complying with English law, the AIM Rules and the Code and the information disclosed may not be the same as that which would have been disclosed if this announcement had been prepared in accordance with laws and regulations of any jurisdiction outside the United Kingdom.

This announcement does not constitute a prospectus or prospectus equivalent document. IXEurope Shareholders should read carefully the formal Scheme Document once it has been despatched.

Forward Looking Statements

This announcement contains certain statements that are or may be forward-looking. These statements typically contain words such as “intends”, “expects”, “anticipates”, “estimates” and words of similar import. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by such forward-looking statements. These factors include, but are not limited to, factors identified elsewhere in this announcement as well as the following possibilities: future revenues are lower than expected; costs or difficulties relating to the integration of the business of Equinix and IXEurope, or of other future acquisitions, are greater than expected; expected cost savings from the transaction or from other future acquisitions are not fully realised or realised within the expected time frame; competitive pressures in the industry increase; general economic conditions or conditions affecting the relevant industries, whether internationally or in the places where Equinix and IXEurope do business, are less favourable than expected; and/or conditions in the securities markets are less favourable than expected.

Disclosure in accordance with Rule 2.10 of the Code

In accordance with Rule 2.10 of the Code, IXEurope confirms that, as at close of business on 27 June 2007, it had the following relevant securities in issue:

181,184,323 ordinary shares of 1 pence each with ISIN code GB00B11YBH19

In addition to the above, IXEurope also has 13,303,263 unlisted options outstanding.

Dealing Disclosure Requirements

Under the provisions of Rule 8.3 of the Code, if any person is, or becomes, “interested” (directly or indirectly) in 1% or more of any class of “relevant securities” of IXEurope, all “dealings” in any “relevant securities” of that company (including by means of an option in respect of, or a derivative referenced to, any such “relevant securities”) must be publicly disclosed by no later than 3.30 pm (London time) on the

London business day following the date of the relevant transaction. This requirement will continue until the date on which the offer becomes, or is declared, unconditional as to acceptances, lapses or is otherwise withdrawn or on which the “offer period” otherwise ends. If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire an “interest” in “relevant securities” of IXEurope, they will be deemed to be a single person for the purpose of Rule 8.3.

Under the provisions of Rule 8.1 of the Code, all “dealings” in “relevant securities” of IXEurope by Equinix or IXEurope, or by any of their respective “associates”, must be disclosed by no later than 12.00 noon (London time) on the London business day following the date of the relevant transaction.

A disclosure table, giving details of the companies in whose “relevant securities” “dealings” should be disclosed, and the number of such securities in issue, can be found on the Takeover Panel’s website at www.thetakeoverpanel.org.uk.

“Interests in securities” arise, in summary, when a person has long economic exposure, whether conditional or absolute, to changes in the price of securities. In particular, a person will be treated as having an “interest” by virtue of the ownership or control of securities, or by virtue of any option in respect of, or derivative referenced to, securities.

Terms in quotation marks are defined in the Code, which can also be found on the Panel’s website. If you are in any doubt as to whether or not you are required to disclose a “dealing” under Rule 8, you should consult the Panel.

If you are in any doubt as to the application of Rule 8 to you, please contact an independent financial adviser authorised under the Financial Services and Markets Act 2000, consult the Panel’s website at www.thetakeoverpanel.org.uk or contact the Panel on telephone number +44 (0) 20 7638 0129; fax number +44 (0) 20 7236 7013.

Appendix I contains conditions to the implementation of the Scheme and certain further terms of the Acquisition and Appendix II contains the definitions of certain terms used in this announcement.

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, IN OR INTO ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OF SUCH JURISDICTION

28 June 2007

EQUINIX UK LIMITED (“EQUINIX UK”)
RECOMMENDED CASH OFFER FOR
IXEUROPE PLC (“IXEUROPE”) TO BE IMPLEMENTED BY
MEANS OF
A SCHEME OF ARRANGEMENT

1. Introduction

The boards of Equinix UK (a wholly-owned subsidiary of Equinix Inc. (“Equinix”)) and IXEurope announce that they have reached agreement on the terms of a recommended cash offer by Equinix UK for the entire issued and to be issued share capital of IXEurope (the “Acquisition”) to be implemented by means of a scheme of arrangement.

Under the terms of the Acquisition, IXEurope Shareholders will receive 125 pence in cash for each IXEurope Share held at the Scheme Record Time, valuing the share capital of IXEurope, on a fully diluted basis, at approximately £240.9 million.

2. The Acquisition

It is intended that the Acquisition will be implemented by means of a scheme of arrangement under section 425 of the Companies Act (involving a reduction of capital under section 135 of the Companies Act). The Scheme will be subject to the Conditions and further terms set out in Appendix I to this announcement and any further terms to be set out in the Scheme Document. If the Scheme (and the reduction of capital) becomes effective, the Scheme Shares will be cancelled and Scheme Shareholders on the register of members at the Scheme Record Time will receive:

for each IXEurope Share	125 pence in cash

The consideration to be received under the Acquisition represents a premium of approximately:

•

82.1 per cent. to the average Closing Price of approximately 68.7 pence per IXEurope Share over the 6 month period up to and including 17 May 2007, being the last Business Day prior to IXEurope’s announcement confirming preliminary discussions regarding a possible offer for IXEurope;

•

49.2 per cent. to the average Closing Price of approximately 83.8 pence per IXEurope Share over the 3 month period up to and including 17 May 2007, being the last Business Day prior to IXEurope’s announcement confirming preliminary discussions regarding a possible offer for IXEurope;

•

19.0 per cent. to the Closing Price of 105.0 pence per IXEurope Share on 17 May 2007, being the last Business Day prior to IXEurope’s announcement confirming preliminary discussions regarding a possible offer for IXEurope.

The proposed price per IXEurope Share represents an appreciation of 468.2 per cent. over the initial public offering price of 22.0 pence per IXEurope Share on its admission to AIM on 7 April 2006.

3. Recommendation of the Directors of IXEurope

The Directors of IXEurope, who have been so advised by Lazard, consider the terms of the Acquisition to be fair and reasonable. In providing advice to the Directors of IXEurope, Lazard has taken into account the commercial assessments of the Directors of IXEurope. Accordingly, the Directors of IXEurope will unanimously recommend that IXEurope Shareholders vote in favour of the resolutions to be proposed at the Court Meeting and the EGM required to implement the Scheme.

4. Irrevocable undertakings

Equinix UK has received irrevocable undertakings from all of those Directors of IXEurope who are IXEurope Shareholders (and from Nightshade Limited and Southshire Limited, who are the trustees of discretionary trusts of which certain of the Directors of IXEurope, or members of their families, are potential beneficiaries), to vote in favour of the resolutions approving and implementing the Scheme to be proposed to the IXEurope Shareholders at the Court Meeting and the EGM, respectively, in respect of such directors’ own beneficial shareholdings and the shareholdings of Nightshade Limited and Southshire Limited amounting to 5,288,800 IXEurope Shares in aggregate, which represents approximately 2.9 per cent. of IXEurope’s issued ordinary share capital. Certain Directors of IXEurope have also undertaken to accept the IXEurope Share Scheme proposals, as set out in paragraph 9 below, in respect of their holdings of options.

The irrevocable undertakings from those Directors of IXEurope holding IXEurope Shares, and from Nightshade Limited and Southshire Limited, will fall away in certain circumstances including (i) if the Scheme does not become effective and Equinix UK fails to make an Offer within 10 Business Days thereafter; or (ii) if Equinix UK elects to implement the Acquisition by means of an Offer which lapses or is withdrawn; or (iii) the Effective Date does not occur by 31 October 2007.

Equinix UK has received further irrevocable undertakings from certain other IXEurope Shareholders, namely IX Holdings LLC and certain funds managed by Milestone Capital to vote in favour of the resolutions approving and implementing the Scheme to be proposed to the IXEurope Shareholders at the Court Meeting and the EGM, respectively, in respect of 115,172,026 IXEurope Shares in aggregate, which represents approximately 63.6 per cent. of the IXEurope’s issued ordinary share capital.

The irrevocable undertakings from IX Holdings LLC and the funds managed by Milestone Capital will fall away in certain circumstances including (i) if the Scheme does not become effective and Equinix UK fails to make an Offer within 10 Business Days thereafter; (ii) if Equinix UK elects to implement the Acquisition by means of an Offer which lapses or is withdrawn; or (iii) if a third party announces a firm intention to make an offer to acquire the whole of the issued and to be issued share capital of IXEurope not already owned by such third party which represents an improvement of 10 per cent. per IXEurope Share on the value of the consideration offered under the Scheme or Offer (as applicable) as at the date on which such third party offer is announced; or (iv) the Effective Date does not occur by 31 October 2007.

In the event that Equinix UK elects to implement the Acquisition by means of an Offer, the undertakings above provide that they will apply to acceptances of such Offer.

5. Background to and reasons for recommending the Acquisition

IXEurope was launched in 1999 by Guy Willner, Chief Executive Officer and Christophe de Buchet, Chief Operating Officer and was admitted to trading on AIM in April 2006. Since its foundation, IXEurope has grown revenues every year by over 30 per cent. and in 2006 generated an adjusted EBITDA of £4.9 million from revenues totalling £37.3 million (as per the 2006 annual report of IXEurope).

Whilst the IXEurope Directors are confident that the prospects of the business as an independent company remain strong, they also recognise the benefits of increased scale and reach achieved by combining IXEurope with Equinix, a market leader of carrier-neutral co-location services in the United States and Asia. Customers of IXEurope are increasingly seeking solutions for their worldwide co-location requirements. Customers will benefit from both companies’ expertise in operating datacentre environments, their well-regarded presence in the global internet community, and their experience in serving customers in major financial centres. The IXEurope Directors believe that the combination will create a leading global co-location services group. The combined group will be better able to pursue the tremendous growth opportunities that exist in the co-location market worldwide.

The board of IXEurope believes that the Acquisition fairly reflects the potential benefits that can be derived from combining the two businesses. The Acquisition represents a premium of 82.1 per cent. and 49.2 per cent. over the 6 month and 3 month average Closing Price respectively, a premium of 19.0 per cent. over the Closing Price of 105.0 pence immediately prior to IXEurope’s announcement confirming preliminary discussions regarding a possible offer for IXEurope, and an appreciation of 468.2 per cent. over the 22.0 pence initial public offering price on its admission to AIM on 7 April 2006. Accordingly, the IXEurope board believes that the Acquisition represents an opportunity for IXEurope Shareholders to realise an attractive valuation in cash for their IXEurope Shares.

6. Information on IXEurope

IXEurope is a specialist datacentre provider, focused on providing capacity and services to enterprise, internet and telecom customers. Launched in 1999, IXEurope has demonstrated rapid customer growth and revenue growth in excess of 30 per cent. every year. IXEurope has 14 datacentres in four European countries: the United Kingdom, Germany, France and Switzerland.

7. Information on Equinix

Equinix is the leading global provider of network-neutral datacentres and internet exchange services for enterprises, content companies, systems integrators and network services providers. Through the company’s internet Business Exchange (TM) (IBX) (R) centres in ten markets in the US and Asia, customers can directly interconnect with every major global network and ISP for their critical peering, transit and traffic exchange requirements. These interconnection points facilitate the highest performance and growth of the internet by serving as neutral and open marketplaces for internet infrastructure services, allowing customers to expand their businesses while reducing costs.

8. Financing of the Acquisition

The Acquisition is being financed by debt financing under committed facilities from Citi.

Citi is satisfied that sufficient financial resources are available to Equinix UK to satisfy in full the cash consideration payable by Equinix UK to IXEurope Shareholders under the terms of the Acquisition.

9. IXEurope Share Schemes

The Acquisition will affect share options granted under the IXEurope Share Schemes. Participants in the IXEurope Share Schemes will be contacted regarding the effect of the Acquisition on their rights and appropriate proposals will be made in due course. These proposals will include the opportunity for holders of options granted under the IXEurope Unapproved Share Option Scheme to accept a cash sum equal to the difference between 125 pence and the exercise price of each share under option in consideration for the cancellation of such options.

Guy Willner and Christophe de Buchet, as holders of options to acquire shares under the IXEurope Founders Share Option Scheme, have agreed to accept a proposal by Equinix to cancel those options in consideration for a cash sum of approximately £2.2 million (representing 71.6 per cent. of a traditionally calculated cash cancellation payment) and a grant of conditional stock awards (with a value of approximately £0.9 million representing 28.4 per cent. of a traditionally calculated cash cancellation payment) which will vest, subject to continued employment up to 31 December 2008, as to 50.0 per cent. on 31 December 2008 and as to 50.0 per cent. by reference to certain 2008 revenue and EBITDA targets.

10. Management and employees

It is Equinix UK’s intention that, following the Scheme becoming effective, the existing employment rights, including pension rights, of all employees of the IXEurope Group will be fully safeguarded.

Guy Willner and Christophe de Buchet have agreed that following the Scheme becoming effective they will remain with IXEurope until 31 December 2008 and thereafter unless or until terminated by either party giving to the other 3 months’ notice expiring at any time on or after such date. Annual base salaries and bonuses in respect of 2007 will remain unchanged. Bonuses in respect of the 2008 financial year will be capped at 75 per cent. of current annual base salary and based: 75 per cent. on EBITDA, 10 per cent. on project hurdle achievement and 15 per cent. on other personal objectives similar to their 2007 bonuses. Any bonus will be paid subject to them being in employment with IXEurope on 31 December 2008.

Karen Bach will continue on her existing employment terms and will be awarded an additional cash bonus equivalent to approximately 30 per cent. of her annual base salary in February 2008, subject to the completion of certain financial reporting obligations.

Following the Scheme becoming effective, Equinix intends to make conditional awards of Equinix stock in the form of Restricted Stock Units granted under the Equinix 2000 Equity Incentive Plan (“RSUs”) to Guy Willner, Christophe de Buchet and 11 other employees whom they have identified as key to the business.

Guy Willner and Christophe de Buchet will each receive 20,000 RSUs of Equinix common stock which will be granted and vest as follows:

(a)	8,000 RSUs will be granted following the Scheme becoming effective and will vest by reference to revenue, EBITDA and capex targets in respect of IXEurope for 2008; and

(b)	12,000 RSUs will be granted on 1 January 2008 and will vest subject to time and stock price performance. The first 2,000 RSUs will vest on 1 July 2009 and an additional 2,000 RSUs will vest every six months thereafter provided the stock price based performance targets are met.

The 11 other key employees will be granted RSUs from a total pool of 102,000 RSUs. These RSUs will vest over three years subject to the achievement of IXEurope revenue, EBITDA and capex targets set by Equinix in respect of 2008, 2009 and 2010 in tranches of 20 per cent., 40 per cent. and 40 per cent. respectively.

Lazard, in its capacity as independent financial adviser to IXEurope, considers the terms of the arrangements between Equinix and certain senior managers of IXEurope as described in paragraph 9 and this paragraph 10 to be fair and reasonable as far as independent IXEurope Shareholders are concerned.

11. Implementation Agreement and inducement fee

Equinix, Equinix UK and IXEurope have entered into an Implementation Agreement which provides, inter alia, for the implementation of the Scheme (or, if applicable, the Offer) and contains certain assurances and confirmations between the parties, including with respect to the implementation of the Scheme and regarding the conduct of the business of the IXEurope Group in the period prior to the Effective Date.

As an inducement to Equinix to effect the Acquisition, IXEurope and Equinix entered into an agreement on 14 June 2007, under which IXEurope has agreed to pay to Equinix the sum of £1,980,000, being less than one per cent. of the fully diluted value of the Acquisition, on the first to occur of any of the following circumstances:

•	IXEurope notifies Equinix that it does not wish to proceed further with or recommend the Acquisition; or

•	IXEurope enters into any agreement or arrangement in relation to any alternative offer which implements, or is made with a view to implementing, the same; or

•	IXEurope or any of its representatives are in breach of the non-solicitation provisions in relation to alternative offers and Equinix decides not to proceed with the Acquisition.

IXEurope has also undertaken not to solicit any other potential alternative offers.

12. Scheme of Arrangement

Under the Scheme, each IXEurope Share will be cancelled and new shares in IXEurope will be issued fully paid to Equinix UK. In consideration for the cancellation of their shares in IXEurope, IXEurope Shareholders will receive consideration under the terms of the Acquisition as outlined above. On the Scheme becoming effective, IXEurope will be a wholly-owned subsidiary of Equinix UK.

The Scheme will be subject to the conditions set out in Appendix I, including the sanction of the Scheme by the Court.

To become effective, the Scheme requires, amongst other things, the approval of a majority in number of IXEurope Shareholders representing three-fourths or more in value of IXEurope Shares (or the relevant class or classes thereof) present and voting, either in person or by proxy, at the relevant Court Meeting.

In addition to the Court Meeting, an EGM of IXEurope will be held for the purpose of considering and, if thought fit, approving one or more special resolutions relating to the Capital Reduction and the implementation of the Scheme. This meeting will be held directly after the Court Meeting.

The Scheme and the related Capital Reduction will only become effective upon delivery to the Registrar of Companies in England and Wales of a copy of the order of the Court sanctioning the Scheme and the registration of the order of the Court confirming the Capital Reduction. Upon the Scheme becoming effective, it will be binding on all IXEurope Shareholders, irrespective of whether or not they attended or voted at the Court Meeting or the EGM.

13. Disclosure of interests in IXEurope

As at 27 June 2007, the latest practicable time prior to this announcement, neither Equinix nor Equinix UK, nor any of the Directors of Equinix or Equinix UK, nor, so far as Equinix or Equinix UK is aware, any party acting in concert with Equinix or Equinix UK, (i) has any interest in or right to subscribe for any relevant IXEurope securities, nor (ii) has any short positions in respect of relevant IXEurope securities (whether conditional or absolute and whether in the money or otherwise), including any short position under a derivative, any agreement to sell or any delivery obligation or right to require another person to take delivery, nor (iii) has borrowed or lent any relevant IXEurope securities (save for any borrowed shares which have been on-lent or sold). In view of the requirement for confidentiality, Equinix has not made any enquiries in this respect of certain parties who may be deemed by the Panel to be acting in concert with it for the purposes of the Acquisition.

14. Overseas Shareholders

The implications of the Scheme and the Acquisition for persons not resident in the UK may be affected by the laws of the relevant jurisdiction. Any persons who are subject to the laws of any jurisdiction other than the UK should inform themselves about and observe any applicable requirements. Further details in relation to overseas shareholders will be set out in the Scheme Document.

15. General

It is intended that the formal Scheme Document setting out the details of the Acquisition will be posted to IXEurope Shareholders and, for information only, to holders of options under the IXEurope Share Schemes as soon as practicable.

The Scheme Document will include full details of the Scheme, together with notices of the Court Meeting and the EGM, the expected timetable and Forms of Proxy, and will specify the necessary action to be taken by IXEurope Shareholders.

Prior to (and conditional on) the Scheme becoming effective, Equinix intends to procure that IXEurope will make an application for the cancellation of trading of the IXEurope Shares on AIM on the Effective Date.

On the Effective Date, share certificates in respect of the IXEurope Shares will cease to be valid and entitlements to IXEurope Shares held within the CREST system will be cancelled.

The Directors of Equinix accept responsibility for the information contained in this announcement, other than that relating to the recommendation of the Acquisition by the Directors of IXEurope, their own views and opinions and the information relating to the IXEurope Group, the Directors of IXEurope and members of their immediate families, related trusts and persons connected with them. To the best of the knowledge and belief of the Directors of Equinix (who have taken all reasonable care to ensure this is the case), the information contained in this announcement for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

The Directors of IXEurope accept responsibility for the information contained in this announcement relating to the recommendation of the Acquisition by the Directors of IXEurope, their own views and opinions and the information relating to the IXEurope Group, the Directors of IXEurope and members of their immediate families, related trusts and persons connected with them. To the best of the knowledge and belief of the Directors of IXEurope (who have taken all reasonable care to ensure this is the case), the information contained in this announcement for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

Citi, which is authorised and regulated in the UK by the Financial Services Authority, is acting exclusively for Equinix and Equinix UK and no one else in connection with the Acquisition and will not be responsible to anyone other than Equinix and Equinix UK for providing the protections afforded to clients of Citi or for providing advice in relation to the Acquisition or any offer or arrangement referred to herein.

Lazard, which is authorised and regulated in the UK by the Financial Services Authority, is acting exclusively for IXEurope and for no one else in connection with the Acquisition and will not be responsible to anyone other than IXEurope for providing the protections afforded to clients of Lazard or for providing advice in relation to the Acquisition or any offer or arrangement referred to herein.

This announcement has been prepared for the purposes of complying with English law, the AIM Rules and the Code and the information disclosed may not be the same as that which would have been disclosed if this announcement had been prepared in accordance with laws and regulations of any jurisdiction outside the United Kingdom.

Equinix UK reserves the right to elect to effect the Acquisition by way of an Offer. In such event, such Acquisition will be implemented on and subject to the same terms and conditions, subject to appropriate amendments, including (without limitation) an acceptance condition set at 90 per cent. of the IXEurope Shares to which such offer relates (but capable of waiver in accordance with Rule 10 of the Code) in substitution for the conditions set out in paragraphs (a), (b) and (c) of Appendix I, so far as applicable, to those that would apply to the Scheme.

This announcement does not constitute an offer or invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction. IXEurope Shareholders are advised to read carefully the formal Scheme Document once it has been despatched.

The release, publication or distribution of this announcement in certain jurisdictions may be restricted by law and therefore persons in such jurisdictions into which this announcement is released, published or distributed should inform themselves about and observe such restrictions.

If Equinix UK elects to effect the Acquisition by way of an Offer, then unless otherwise determined by IXEurope and permitted by applicable law and regulation, the Offer will not be made, directly or indirectly, in or into, or by the use of the mails of, or by any means or instrumentality (including without limitation, by mail, telephonically or electronically by way of internet or otherwise) of interstate or foreign commerce of, or by any facilities of a national, state or other securities exchange of, Canada, Australia or Japan, or any other jurisdiction if to do so would constitute a violation of the relevant laws of such jurisdiction, and the Offer should not be accepted by any other such means, instrumentality or facility from or within Canada, Australia, Japan or any such jurisdiction and doing so may render invalid any purported acceptance of the Offer. Accordingly, unless otherwise determined by IXEurope and permitted by applicable law and regulation, copies of any announcement and any other documents related to the Offer will not be sent in or into Canada, Australia, Japan or any such other jurisdiction. All persons receiving any such announcement (including, without limitation, custodians, nominees and trustees) should observe these restrictions and should not mail or otherwise forward, send or distribute any such announcement in, into or from Canada, Australia, Japan or any other such jurisdiction.

This announcement does not constitute a prospectus or prospectus equivalent document. IXEurope Shareholders should read carefully the formal documentation in relation to the Acquisition once the Scheme has been despatched.

Forward Looking Statements

This announcement contains certain statements that are or may be forward-looking. These statements typically contain words such as “intends”, “expects”, “anticipates”, “estimates” and words of similar import. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by such forward-looking statements. These factors include, but are not limited to, factors identified elsewhere in this announcement as well as the following possibilities: future revenues are lower than expected; costs or difficulties relating to the integration of the businesses of Equinix and IXEurope, or of other future acquisitions, are greater than expected; expected cost savings from the transaction or from other future acquisitions are not fully realised or realised within the expected time frame; competitive pressures in the industry increase; general economic conditions or conditions affecting the relevant industries, whether internationally or in the places Equinix and IXEurope do business, are less favourable than expected; and/or conditions in the securities markets are less favourable than expected.

Disclosure in accordance with Rule 2.10 of the Code

In accordance with Rule 2.10 of the Code, IXEurope confirms that, as at close of business on 27 June 2007, it had the following relevant securities in issue:

181,184,323 ordinary shares of 1 pence each with ISIN code GB00B11YBH19

In addition to the above, IXEurope also has 13,303,263 unlisted options outstanding.

Dealing Disclosure Requirements

Under the provisions of Rule 8.3 of the Code, if any person is, or becomes, “interested” (directly or indirectly) in 1% or more of any class of “relevant securities” of IXEurope, all “dealings” in any “relevant securities” of that company (including by means of an option in respect of, or a derivative referenced to, any such “relevant securities”) must be publicly disclosed by no later than 3.30 pm (London time) on the London business day following the date of the relevant transaction. This requirement will continue until the date on which the offer becomes, or is declared, unconditional as to acceptances, lapses or is otherwise withdrawn or on which the “offer period” otherwise ends. If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire an “interest” in “relevant securities” of IXEurope, they will be deemed to be a single person for the purpose of Rule 8.3.

Under the provisions of Rule 8.1 of the Code, all “dealings” in “relevant securities” of IXEurope by Equinix, Equinix UK or IXEurope, or by any of their respective “associates”, must be disclosed by no later than 12.00 noon (London time) on the London business day following the date of the relevant transaction.

A disclosure table, giving details of the companies in whose “relevant securities” “dealings” should be disclosed, and the number of such securities in issue, can be found on the Takeover Panel’s website at www.thetakeoverpanel.org.uk.

“Interests in securities” arise, in summary, when a person has long economic exposure, whether conditional or absolute, to changes in the price of securities. In particular, a person will be treated as having an “interest” by virtue of the ownership or control of securities, or by virtue of any option in respect of, or derivative referenced to, securities.

Terms in quotation marks are defined in the Code, which can also be found on the Panel’s website. If you are in any doubt as to whether or not you are required to disclose a “dealing” under Rule 8, you should consult the Panel.

If you are in any doubt as to the application of Rule 8 to you, please contact an independent financial adviser authorised under the Financial Services and Markets Act 2000, consult the Panel’s website at www.thetakeoverpanel.org.uk or contact the Panel on telephone number +44 (0) 20 7638 0129; fax number +44 (0) 20 7236 7013.

Appendix I contains conditions to the implementation of the Scheme and certain further terms of the Acquisition and Appendix II contains the definitions of certain terms used in this announcement.

APPENDIX I

CONDITIONS TO THE IMPLEMENTATION OF THE SCHEME

AND CERTAIN FURTHER TERMS OF THE ACQUISITION

The Acquisition will, if it is implemented by means of a scheme of arrangement, be conditional upon the Scheme becoming effective by 31 October 2007 or such later date as Equinix UK and IXEurope may, with the consent of the Panel, agree and (if required) the Court may allow.

The Scheme will be subject to the following conditions:

(a)	the approval by a majority in number representing not less than three-fourths in value of the holders of the IXEurope Shares present and voting, whether in person or by proxy, at the Court Meeting (or any adjournment thereof);

(b)	the IXEurope EGM Resolution being duly passed by the requisite majority at the Extraordinary General Meeting (or any adjournment thereof);

(c)	the sanction of the Scheme (with or without modification (but subject to such modification being acceptable to Equinix UK and IXEurope)) and the confirmation of the associated Capital Reduction by the Court, an office copy of the Court Orders and the minute of such reduction attached to the Court Order confirming the Capital Reduction being delivered for registration to the Registrar of Companies and, in relation to the Capital Reduction, being registered by him;

(d)	no government or governmental, quasi-governmental, supranational, statutory or regulatory body or association, institution or agency (including any trade agency) or any court or other body (including any professional body) or person in any jurisdiction (each a “Relevant Authority”) having decided to take, instituted or threatened any action, proceeding, suit, investigation, enquiry or reference or enacted, made or proposed and there not continuing to be outstanding any statute, regulation, order or decision that would or might be reasonably expected to:

(i)	make the Acquisition of, or control of, IXEurope by Equinix UK or any other member of the Equinix Group void, unenforceable or illegal or directly or indirectly prohibit or otherwise materially restrict, delay or interfere with the implementation of, or impose material additional conditions or obligations with respect to, or otherwise challenge, the Acquisition of, or control of, IXEurope by Equinix UK or any other member of the Equinix Group;

(ii)	require any member of the Equinix Group or of the IXEurope Group to acquire or offer to acquire any shares or other securities (or the equivalent) in any member of the IXEurope Group or any member of the Equinix Group owned by any third party (other than in the implementation of the Acquisition);

(iii)	otherwise adversely affect the business, assets, financial or trading position or profits or prospects of any member of the Equinix Group or of the IXEurope Group to an extent which is material in the context of the IXEurope Group taken as a whole or, as the case may be, the Equinix Group taken as a whole, and all applicable waiting and other time periods during which any such Relevant Authority could decide to take, institute or threaten any such action, proceeding, suit, investigation, enquiry or reference having expired, lapsed or been terminated;

(e)	all necessary filings having been made and all appropriate waiting periods (including any extensions thereof) under any applicable legislation or regulation of any jurisdiction having expired, lapsed or been terminated in each case in respect of the Acquisition of, or control of, IXEurope by Equinix UK and all authorisations, orders, grants, recognitions, confirmations, licences, consents, clearances, permissions and approvals (“Authorisations”) reasonably deemed necessary by Equinix UK in any jurisdiction for or in respect of the Acquisition of, or control of, IXEurope by Equinix UK being obtained in terms and in a form reasonably satisfactory to Equinix UK from appropriate Relevant Authorities or from any appropriate persons or bodies with whom any member of the Equinix Group or the IXEurope Group has entered into contractual arrangements and such authorisations together with all authorisations reasonably deemed necessary by Equinix UK for any member of the IXEurope Group to carry on its business remaining in full force and effect and no intimation of any intention to revoke, suspend, restrict or modify or not to renew any of the same having been made and all necessary statutory or regulatory obligations in any jurisdiction having been complied with;

(f)	save as disclosed in writing by any member of the IXEurope Group prior to the date of this announcement or save as publicly announced by or on behalf of IXEurope to a Regulatory Information Service prior to the date of this announcement, there being no provision of any material agreement, arrangement, licence or other instrument to which any member of the IXEurope Group is a party or by or to which any such member or any of its assets is or may be bound, entitled or subject which, as a result of the making or implementation of the Acquisition by any member of the Equinix Group of any shares in, or change in the control or management of, IXEurope or otherwise, would or might result in any of the following, in each case to an extent which is material in the context of the IXEurope Group taken as a whole:

(i)	any moneys borrowed by or any other indebtedness (actual or contingent) of any such member of the IXEurope Group becoming repayable or capable of being declared repayable immediately or earlier than the stated repayment date or the ability of such member to borrow monies or incur any indebtedness being withdrawn or inhibited;

(ii)	the creation or enforcement of any mortgage, charge or other security interest over the whole or any part of the business, property or assets of any such member of the IXEurope Group or any such security interest (whenever arising or having arisen) becoming enforceable;

(iii)	other than in the ordinary course of business, any assets or interest of any such member of the IXEurope Group being or falling to be disposed of or charged or any right arising under which any such asset or interest could be required to be disposed of or charged;

(iv)	the interest or business of any such member of the IXEurope Group in or with any other person, firm or company (or any agreements or arrangements relating to such interest or business) being terminated or adversely affected;

(v)	any such member of the IXEurope Group ceasing to be able to carry on business under any name under which it presently does so;

(vi)	the financial or trading position or prospects of any such member of the IXEurope Group being prejudiced or adversely affected;

(vii)	any such agreement, arrangement, licence or other instrument being terminated or adversely modified or any onerous obligation arising or any adverse action being taken or arising thereunder; or

(viii)	the creation of any liabilities (actual or contingent) by any member of the IXEurope Group;

and no event having occurred which, under any provision of any material agreement, arrangement, licence or other instrument to which any member of the IXEurope Group is a party or by or to which any such member or any of its assets may be bound or be subject, would or could reasonably be expected to result in any events or circumstances as are referred to in subparagraphs (i) to (viii) of this paragraph (f);

(g)	since 31 December 2006, except as disclosed in the Annual Report and Accounts of IXEurope for the year then ended or as publicly announced to a Regulatory Information Service by or on behalf of IXEurope prior to the date of this announcement or as fairly disclosed in writing to Equinix by or on behalf of IXEurope prior to the date of this announcement, no member of the IXEurope Group having (save as solely between IXEurope and any of its wholly-owned subsidiaries or as solely between any such subsidiaries):

(i)	issued or agreed to issue or authorised the issue of additional shares of any class, or securities convertible into, or rights, warrants or options to subscribe for or acquire, any such shares or convertible securities (other than by the grant of options under, or on the exercise of options pursuant to any of the IXEurope Share Schemes);

(ii)	recommended, declared, paid or made any bonus, dividend or other distribution, whether payable in cash or otherwise;

(iii)	acquired or disposed of or transferred, mortgaged or charged, or created any other security interest over, any asset or any right, title or interest in any asset (other than in the ordinary course of business) which is material in the context of the IXEurope Group taken as a whole;

(iv)	implemented or authorised any merger, demerger, reconstruction, amalgamation, scheme or other transaction or arrangement;

(v)	purchased, redeemed or repaid any of its own shares or other securities or reduced or made or authorised any other change in its share capital;

(vi)	made or authorised any change in its loan capital or issued or authorised the issue of any debentures or incurred or increased any indebtedness or contingent liability (other than in the ordinary course of business) to an extent which is material in the context of the IXEurope Group taken as a whole;

(vii)	entered into, varied or terminated, or authorised the entry into, variation or termination of, any contract, commitment or arrangement (whether in respect of capital expenditure or otherwise) which is outside the ordinary course of business or which is of a long term, onerous or unusual nature or magnitude or which involves or could involve an obligation of a nature or magnitude which is material in the context of the IXEurope Group taken as a whole;

(viii)	entered into any contract, commitment or arrangement which would be restrictive on the business of any member of the IXEurope Group or the Equinix Group to an extent material in the context of the Equinix Group taken as a whole or, as the case may be, the IXEurope Group taken as a whole;

(ix)	been unable, or admitted in writing that it is unable, to pay its debts or having stopped or suspended (or threatened to stop or suspend) payment of its debts generally or ceased or threatened to cease carrying on all or a substantial part of its business to an extent which is material in the context of the IXEurope Group taken as a whole;

(x)	(other than in respect of a member of the IXEurope Group which is dormant and was solvent at the relevant time) taken any corporate action or had any material legal proceedings started or threatened against it for its winding-up (voluntary or otherwise), dissolution or reorganisation (or for any analogous proceedings or steps in any jurisdiction) or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer (or for the appointment of any analogous person in any jurisdiction) of all or any of its assets and revenues which would be material in the context of the IXEurope Group taken as a whole;

(xi)	waived, compromised or settled any claim where such waiver, compromise or settlement would be material in the context of the IXEurope Group taken as a whole;

(xii)	entered into or materially varied the terms of any service agreement or arrangement with any director or senior executive of IXEurope;

(xiii)	made or consented to any change to the terms of the trust deeds constituting the pension schemes established for its Directors and/or employees and/or their dependants or to the benefits which accrue, or to the pensions which are payable thereunder, or to the basis on which qualification for or accrual or entitlement to such benefits or pensions are calculated or determined, or to the basis upon which the liabilities (including pensions) of such pension schemes are funded or made, or agreed or consented to, any change to the trustees, in each case to an extent which is material in the context of the IXEurope Group taken as a whole; or

(xiv)	entered into any contract, commitment or arrangement or passed any resolution or made any offer (which remains open for acceptance) with respect to, or proposed or announced any intention to effect or propose, any of the transactions, matters or events referred to in this condition;

(h)	since 31 December 2006, except as disclosed in the Annual Report and Accounts of IXEurope for the year then ended or as publicly announced to a Regulatory Information Service by or on behalf of IXEurope prior to the date of this announcement or fairly disclosed in writing to Equinix by or on behalf of IXEurope prior to the date of this announcement:

(i)	no adverse change having occurred in the business, assets, financial or trading position or profits or prospects of any member of the IXEurope Group which is material in the context of the IXEurope Group taken as a whole;

(ii)	no litigation, arbitration proceedings, prosecution or other legal proceedings having been threatened, announced, instituted or remaining outstanding by, against or in respect of any member of the IXEurope Group or to which any member of the IXEurope Group is a party (whether as plaintiff or defendant or otherwise) and no investigation by any Relevant Authority or other investigative body against or in respect of any member of the IXEurope Group having been threatened, announced, instituted or remaining outstanding by, against or in respect of any member of the IXEurope Group, in each case which would or might reasonably be expected materially and adversely to affect the IXEurope Group taken as a whole; and

(iii)	no contingent or other liability having arisen which would or might reasonably be expected materially and adversely to affect any member of the IXEurope Group taken as a whole;

(i)	Equinix not having discovered that:

(i)	any financial, business or other information publicly disclosed at any time by any member of the IXEurope Group is misleading, contains a misrepresentation of fact or omits to state a fact necessary to make the information contained therein not misleading which in any case is material and adverse to the financial or trading position of the IXEurope Group taken as a whole (save in respect of any matter which has been corrected by a public announcement released by IXEurope through a Regulatory Information Service prior to the date of this announcement);

(ii)	any member of the IXEurope Group is subject to any liability, contingent or otherwise, which is not disclosed or adequately provided for in the Annual Report and Accounts of IXEurope for the year ended 31 December 2006 and which is material in the context of the IXEurope Group taken as a whole; or

(iii)	there is or is reasonably likely to be any obligation or liability (whether actual or contingent) to make good, repair, re-instate or clean up any property now or previously owned, occupied, operated or made use of or controlled by any past or present member of the IXEurope Group under any environmental legislation, regulation, notice, circular or order of any Relevant Authority in any jurisdiction and which is material in the context of the IXEurope Group taken as a whole.

Equinix UK reserves the right to waive all or any of conditions (d) to (i) inclusive, in whole or in part.

If Equinix UK is required by the Panel to make an offer for any IXEurope Shares under Rule 9 of the Code, Equinix UK may make such alterations to the above conditions as are necessary to comply with that rule.

Equinix UK reserves the right to elect (with the consent of the Panel (where necessary)) to implement the acquisition of the entire issued and to be issued ordinary share capital of IXEurope by way of a takeover offer (as such term is defined in Part 28 of the Companies Act 2006). In such event, the takeover offer will be implemented on the same terms (subject to amendments necessary to reflect the change in method of effecting the Acquisition), so far as applicable, as those which would apply to the Scheme. In particular, conditions (a), (b) and (c) above would not apply, however, the takeover offer would be subject to the following further condition:

“valid acceptances being received (and not, where permitted, withdrawn) by not later than 1.00 pm (London time) on the first closing date of the takeover offer (or such later time(s) and/or date(s) as Equinix UK may, subject to the rules of the Takeover Code and with the consent of the Panel, decide) in respect of not less than 90 per cent. (or such lower percentage as Equinix UK may decide) (i) of the IXEurope Shares to which the takeover offer relates; and (ii) of the voting rights attached to those shares, provided that this condition will not be satisfied unless Equinix UK (together with its wholly owned subsidiaries) shall have acquired or agreed to acquire (whether pursuant to the takeover offer or otherwise) IXEurope Shares carrying in aggregate more than 50 per cent. of the voting rights normally exercisable at a general meeting of IXEurope, including for this purpose (except to the extent otherwise agreed by the Panel) any such voting rights attaching to IXEurope Shares that are unconditionally allotted or issued before the takeover offer becomes or is declared unconditional as to acceptances whether pursuant to the exercise of any outstanding subscription or conversion rights or otherwise. For the purposes of this condition:

(i)	IXEurope Shares which have been unconditionally allotted shall be deemed to carry the voting rights they will carry upon issue;

(ii)	IXEurope Shares that cease to be held in treasury are IXEurope Shares to which the offer relates; and

(iii)	the expression “IXEurope Shares to which the offer relates” shall be construed in accordance with Part 28 of the Companies Act 2006.”

APPENDIX II

DEFINITIONS

“Acquisition”	the acquisition of IXEurope by Equinix, through the cancellation of the issued share capital of the Company and the issue to Equinix of new shares in IXEurope in accordance with the Scheme

“AIM”	AIM, a market operated by the London Stock Exchange

“AIM Rules”	the AIM Rules for Companies published by the London Stock Exchange, as amended from time to time

“Business Day”	a day (excluding Saturdays, Sundays and UK public holidays) on which banks in London are generally open for business in the City of London

“Board” or “Directors”	the board of directors of Equinix or IXEurope (as the context requires), in each case, at the date of this document

“Capital Reduction”	the proposed reduction of the share capital of IXEurope in connection with the Scheme

“Code”	The City Code on Takeovers and Mergers

“Citi”	Citigroup Global Markets Limited

“Closing Price”	the closing middle market quotation as derived from the Daily Official List of the London Stock Exchange or the London Stock Exchange’s website

“Companies Act”	the Companies Act 1985, as amended

“Court”	the High Court of Justice in England and Wales

“Court Meeting”	the meeting of IXEurope Shareholders (or the relevant class or classes thereof), or any adjournment thereof, convened by the order of the Court for the purpose of considering and, if thought fit, approving the Scheme (with or without amendment)

“Daily Official List”	the daily official list of the London Stock Exchange

“Effective Date”	the day on which the Scheme becomes effective in accordance with its terms

“Equinix”	Equinix, Inc. a corporation incorporated under the laws of the state of Delaware, United States of America

“Equinix Group”	Equinix, its subsidiaries and subsidiary undertakings

“Equinix UK”	Equinix UK Limited, a company incorporated in England and Wales and a wholly owned subsidiary of Equinix

“Extraordinary General Meeting” or “EGM”	the extraordinary general meeting of IXEurope Shareholders (and any adjournment thereof) convened in connection with the Acquisition

“Implementation Agreement”	means the agreement dated 28 June 2007 between Equinix and IXEurope

“IXEurope” or the “Company”	IXEurope plc

“IXEurope EGM Resolution”	means the special resolution to approve the cancellation of the entire issued share capital of IXEurope, the alteration of IXEurope’s articles of association and such other matters as may be necessary to implement the Scheme and the delisting of IXEurope Shares

“IXEurope Group”	IXEurope, its subsidiaries and subsidiary undertakings

“IXEurope Shares”	ordinary shares of one pence each in the capital of IXEurope

“IXEurope Shareholders”	holders of IXEurope Shares

“IXEurope Share Schemes”	The IXEurope Founders Share Option Plan and the IXEurope Unapproved Share Option Plan

“Lazard”	Lazard & Co., Limited

“London Stock Exchange”	London Stock Exchange plc

“Offer”	means, if Equinix UK elects to effect the Acquisition by way of a takeover offer (as defined in Part 28 of the Companies Act 2006), the offer to be made by Equinix UK, or another member of the Equinix Group for all of the issued and to be issued IXEurope Shares

“Panel”	The Panel on Takeovers and Mergers

“Regulatory Information Service”	any information service authorised from time to time by the Financial Services Authority for the purpose of disseminating regulatory announcements

“Scheme”	the proposed scheme of arrangement under section 425 of the Companies Act to effect the Acquisition, the full terms of which will be set out in the Scheme Document

“Scheme Document”	the document addressed to (amongst others) IXEurope Shareholders setting out the full terms of the Scheme and containing notices convening the Court Meeting and the Extraordinary General Meeting

“Scheme Record Time”	the date and time on which the registrar of IXEurope settles the list of IXEurope Shareholders who are subject to the Scheme

“Scheme Shareholders”	the holders of Scheme Shares

“Scheme Shares”	(i) the IXEurope Shares in issue at the date of the Scheme Document; and (ii) any IXEurope Shares issued after the date of the Scheme Document and before the Scheme Record Time